Exhibit 99.1

PRESS RELEASE

Blackbaud Announces 2022 Third Quarter Results
Company is on Track to Meet or Exceed Full Year 2022 Financial Guidance and Provides Early View of 2023 Outlook, Including Step-Level Margin Expansion
Charleston, S.C. (November 1, 2022) - Blackbaud (NASDAQ: BLKB), the world's leading cloud software company powering social good, today announced financial results for its third quarter ended September 30, 2022.
"The strong financial performance in the quarter was driven by our continued advancement in product innovation, sales productivity, and customer success programs," said Mike Gianoni, president and CEO, Blackbaud. "We now anticipate meeting or exceeding our 2022 financial guidance which increases our 28% Rule of 40 performance expectation to roughly 29% on a constant currency basis. We plan to carry that momentum into 2023, targeting the mid-30s on Rule of 40 at constant currency, through a combination of mid-single digit organic revenue growth and an adjusted EBITDA margin approaching 29% next year. We have high visibility into this step-level improvement over 2022 based on a combination of actions taken and initiatives in place that are well within our control to manage and execute. And, the multi-year nature of these initiatives provides future upside towards achieving Rule of 40 by the end of 2025."
Third Quarter 2022 Results Compared to Third Quarter 2021 Results:
•GAAP total revenue was $261.3 million, up 13.0%, with $249.4 million in GAAP recurring revenue, up 14.1%.
•Non-GAAP organic recurring revenue increased 3.5%.
•GAAP loss from operations was $7.0 million, inclusive of security incident-related costs, net of insurance recoveries of $13.7 million, with GAAP operating margin of (2.7)%, a decrease of 780 basis points
•Non-GAAP income from operations was $49.8 million, with non-GAAP operating margin of 19.1%, a decrease of 270 basis points.
•GAAP net loss was $10.3 million, with GAAP diluted loss per share of $0.20, down $0.33 per share.
•Non-GAAP net income was $36.0 million, with non-GAAP diluted earnings per share of $0.69, down $0.09 per share.
•Non-GAAP adjusted EBITDA was $66.9 million, up $4.6 million, with non-GAAP adjusted EBITDA margin of 25.6%, a decrease of 140 basis points.
•GAAP net cash provided by operating activities was $108.0 million, an increase of $38.2 million.
•Non-GAAP adjusted free cash flow was $93.8 million, an increase of $35.2 million, with non-GAAP adjusted free cash flow margin of 35.9%, an increase of 1,050 basis points.
"We had a solid third quarter achieving 30% on Rule of 40 at constant currency," said Tony Boor, executive vice president and CFO, Blackbaud. "Our organic recurring revenue growth continued to trend in the mid-single digits supported by the strength in our customer renewal rates and growth in transactional revenue despite a tough year-over-year comparison. We generated $94 million of adjusted free cash flow in the quarter and $146 million year-to-date, which exceeds the midpoint of our full-year guidance range. This solid performance paired with very strong overall cash collections in the quarter, as well as the timing of those collections, resulted in the early achievement of guidance."

PRESS RELEASE

An explanation of all non-GAAP financial measures referenced in this press release, including the Rule of 40, is included below under the heading "Non-GAAP Financial Measures." A reconciliation of the company's non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
Recent Company Highlights
•Blackbaud acquired Kilter, an activity-based engagement app, that will allow Blackbaud to expand activity-based peer-to-peer fundraising engagement, to support activity-based health and wellness initiatives for socially responsible companies, and to grow the ways individuals can connect with the causes they care about most through the activities they love.
•Blackbaud divested its Blackbaud FIMS™ and DonorCentral® NXT products to NPact, a Blackbaud channel partner and ISV Premier partner, which will allow the company to reduce complexity and focus on innovation within core products as it executes strategic growth plans.
•Blackbaud hosted its 23rd annual tech conference for good, bbcon. The conference brought together social good practitioners and their teams to connect with experts and peers and learn more about the innovation across the Blackbaud portfolio that is helping social good organizations raise more revenue, manage finances more efficiently, connect across their organizations, deliver grants effectively, create exceptional experiences for their community and more.
•Blackbaud announced the general availability of two fee-cover models, Complete Cover™ and donor cover, for Blackbaud Raiser’s Edge NXT® and eTapestry® forms in the U.S. and Canada that will help charitable organizations raise more with reduced processing costs associated with online gifts, and event and membership registrations.
•Blackbaud was named to Quartz’s ranking of the Best Companies for Remote Workers 2022 after officially transitioning to a remote-first workforce approach in November of 2021. Blackbaud is one of the top 20 large companies that made the list and is the largest company on the list.
•President and CEO Mike Gianoni's employment contract has been extended for an additional three years as Blackbaud continues to push forward on product innovation and customer outcomes to drive accelerated revenue growth and meaningful margin expansion over the next several years, as the company execute on its long-term goal of achieving the Rule of 40.
Visit www.blackbaud.com/newsroom for more information about Blackbaud’s recent highlights.
Financial Outlook
Blackbaud today reiterated its 2022 full year financial guidance:
•Non-GAAP revenue of $1.05 billion to $1.07 billion
•Non-GAAP adjusted EBITDA margin of 23.7% to 24.2%
•Non-GAAP earnings per share of $2.43 to $2.63
•Non-GAAP adjusted free cash flow of $140 million to $150 million
Included in its 2022 full year financial guidance are the following assumptions:
•Non-GAAP annualized effective tax rate is expected to be 20%
•Interest expense for the year is expected to be approximately $34 million to $37 million
•Fully diluted shares for the year are expected to be in the range of 52 million to 53.5 million
•Capital expenditures for the year are expected to be in the range of $60 million to $70 million, including approximately $50 million to $60 million of capitalized software and content development costs

PRESS RELEASE
Blackbaud has not reconciled forward-looking full-year non-GAAP financial measures contained in this news release to their most directly comparable GAAP measures, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliations would require unreasonable efforts at this time to estimate and quantify with a reasonable degree of certainty various necessary GAAP components, including for example those related to compensation, acquisition transactions and integration, tax items or others that may arise during the year. These components and other factors could materially impact the amount of the future directly comparable GAAP measures, which may differ significantly from their non-GAAP counterparts.
In order to provide a meaningful basis for comparison, Blackbaud uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the previously disclosed Security Incident discovered in May 2020 (the "Security Incident"). For full year 2022, Blackbaud currently expects net cash outlays of $15 million to $25 million for ongoing legal fees related to the Security Incident. In line with the company's policy, all associated costs due to third-party service providers and consultants, including legal fees, are expensed as incurred. Please refer to the section below titled "Non-GAAP Financial Measures" for more information on Blackbaud's use of non-GAAP financial measures.
Conference Call Details
What:    Blackbaud's 2022 Third Quarter Conference Call
When:    November 2, 2022
Time:     8:00 a.m. (Eastern Time)
Live Call:     1-877-407-3088 (US/Canada)
Webcast:    Blackbaud's Investor Relations Webpage
About Blackbaud
Blackbaud (NASDAQ: BLKB) is the world’s leading cloud software company powering social good. Serving the entire social good community—nonprofits, higher education institutions, K–12 schools, healthcare organizations, faith communities, arts and cultural organizations, foundations, companies and individual change agents—Blackbaud connects and empowers organizations to increase their impact through cloud software, services, expertise and data intelligence. The Blackbaud portfolio is tailored to the unique needs of vertical markets, with solutions for fundraising and CRM, marketing, advocacy, peer-to-peer fundraising, corporate social responsibility (CSR) and environmental, social and governance (ESG), school management, ticketing, grantmaking, financial management, payment processing and analytics. Serving the industry for more than four decades, Blackbaud is a remote-first company headquartered in Charleston, South Carolina, with operations in the United States, Australia, Canada, Costa Rica and the United Kingdom. For more information, visit www.blackbaud.com, or follow us on Twitter, LinkedIn, Instagram, and Facebook.

Investor Contact	Media Contact
Steve Hufford	media@blackbaud.com
Director Investor Relations
IR@blackbaud.com

PRESS RELEASE
Forward-Looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the predictability of our financial condition and results of operations. These statements involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: management of integration of acquired companies; uncertainty regarding increased business and renewals from existing customers; a shifting revenue mix that may impact gross margin; continued success in sales growth; cybersecurity and data protection risks and related liabilities; uncertainty regarding the COVID-19 disruption; potential litigation involving us; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. Blackbaud assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Trademarks
All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.
Non-GAAP Financial Measures
Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. Blackbaud uses non-GAAP financial measures internally in analyzing its operational performance. Accordingly, Blackbaud believes these non-GAAP measures are useful to investors, as a supplement to GAAP measures, in evaluating its ongoing operational performance and trends and in comparing its financial results from period-to-period with other companies in Blackbaud's industry, many of which present similar non-GAAP financial measures to investors. However, these non-GAAP financial measures may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies.
The non-GAAP financial measures discussed above exclude the impact of certain transactions that Blackbaud believes are not directly related to its operating performance in any particular period, but are for its long-term benefit over multiple periods. Blackbaud believes these non-GAAP financial measures reflect its ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in its business.
While Blackbaud believes these non-GAAP measures provide useful supplemental information, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of these non-GAAP measures to their most directly comparable GAAP financial measures.
Non-GAAP free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software development, and capital expenditures for property and equipment. In addition, and in order to provide a meaningful basis for comparison, Blackbaud now uses non-GAAP adjusted free cash flow in analyzing its operating performance. Non-GAAP adjusted free cash flow is defined as operating cash flow less capital expenditures, including costs required to be capitalized for software and content development, and capital expenditures for property and equipment, plus cash outflows, net of insurance, related to the Security Incident. Blackbaud believes non-GAAP free cash flow and non-GAAP adjusted free cash flow provide useful measures of the company's operating performance. Non-GAAP adjusted free cash flow is not intended to represent and should not be viewed as the amount of residual cash flow available for discretionary expenditures.

PRESS RELEASE
In addition, Blackbaud uses non-GAAP organic revenue growth, non-GAAP organic revenue growth on a constant currency basis, non-GAAP organic recurring revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, in analyzing its operating performance. Blackbaud believes that these non-GAAP measures are useful to investors, as a supplement to GAAP measures, for evaluating the periodic growth of its business on a consistent basis. Each of these measures excludes incremental acquisition-related revenue attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, each of these measures reflects presentation of full-year incremental non-GAAP revenue derived from such companies as if they were combined throughout the prior period. In addition, each of these measures excludes prior period revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested businesses within the results of the combined company for the same period of time in both the prior and current periods. Blackbaud believes this presentation provides a more comparable representation of its current business’ organic revenue growth and revenue run-rate.
Rule of 40 is defined as non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. Non-GAAP adjusted EBITDA is defined as GAAP net income plus interest, net; income tax provision (benefit); depreciation; amortization of intangible assets from business combinations; amortization of software and content development costs; stock-based compensation; employee severance; acquisition and disposition-related costs; restructuring and other real estate activities; costs, net of insurance, related to the Security Incident; and impairment of capitalized software development costs.

Blackbaud, Inc.
Consolidated Balance Sheets
(Unaudited)

(dollars in thousands)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$31,413	$55,146
Restricted cash	343,928	596,616
Accounts receivable, net of allowance of $7,444 and $11,155 at September 30, 2022 and December 31, 2021, respectively	86,704	102,726
Customer funds receivable	1,853	977
Prepaid expenses and other current assets	83,639	95,506
Total current assets	547,537	850,971
Property and equipment, net	109,474	111,428
Operating lease right-of-use assets	47,430	53,883
Software and content development costs, net	135,594	121,377
Goodwill	1,047,178	1,058,640
Intangible assets, net	643,994	698,052
Other assets	95,376	77,266
Total assets	$2,626,583	$2,971,617
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$36,374	$22,067
Accrued expenses and other current liabilities	78,471	100,096
Due to customers	344,305	594,273
Debt, current portion	18,193	18,697
Deferred revenue, current portion	393,679	374,499
Total current liabilities	871,022	1,109,632
Debt, net of current portion	835,881	937,483
Deferred tax liability	131,773	148,465
Deferred revenue, net of current portion	2,920	4,247
Operating lease liabilities, net of current portion	46,400	53,386
Other liabilities	5,775	1,344
Total liabilities	1,893,771	2,254,557
Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 67,830,914 and 66,165,666 shares issued at September 30, 2022 and December 31, 2021, respectively	68	66
Additional paid-in capital	1,048,688	968,927
Treasury stock, at cost; 14,739,744 and 14,182,805 shares at September 30, 2022 and December 31, 2021, respectively	(536,968)	(500,911)
Accumulated other comprehensive income	2,716	6,522
Retained earnings	218,308	242,456
Total stockholders’ equity	732,812	717,060
Total liabilities and stockholders’ equity	$2,626,583	$2,971,617

Blackbaud, Inc.
Consolidated Statements of Comprehensive (Loss) Income
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenue
Recurring	$249,387	$218,530	$746,560	$642,266
One-time services and other	11,910	12,688	36,788	37,583
Total revenue	261,297	231,218	783,348	679,849
Cost of revenue
Cost of recurring	111,488	95,823	338,149	279,123
Cost of one-time services and other	9,449	11,858	31,757	40,013
Total cost of revenue	120,937	107,681	369,906	319,136
Gross profit	140,360	123,537	413,442	360,713
Operating expenses
Sales, marketing and customer success	56,414	44,703	164,367	138,948
Research and development	40,451	31,566	118,736	90,967
General and administrative	49,860	34,733	141,013	97,328
Amortization	647	558	2,263	1,674
Restructuring	—	131	—	263
Total operating expenses	147,372	111,691	426,379	329,180
(Loss) income from operations	(7,012)	11,846	(12,937)	31,533
Interest expense	(9,337)	(4,003)	(25,912)	(14,171)
Other income, net	4,454	862	8,708	339
(Loss) income before (benefit) provision for income taxes	(11,895)	8,705	(30,141)	17,701
Income tax (benefit) provision	(1,576)	2,517	(5,993)	4,946
Net (loss) income	$(10,319)	$6,188	$(24,148)	$12,755
(Loss) earnings per share
Basic	$(0.20)	$0.13	$(0.47)	$0.27
Diluted	$(0.20)	$0.13	$(0.47)	$0.26
Common shares and equivalents outstanding
Basic weighted average shares	51,692,152	47,542,746	51,519,340	47,554,746
Diluted weighted average shares	51,692,152	48,274,072	51,519,340	48,259,956
Other comprehensive (loss) income
Foreign currency translation adjustment	(11,536)	(3,234)	(24,066)	1,060
Unrealized gain on derivative instruments, net of tax	6,797	262	20,260	4,756
Total other comprehensive (loss) income	(4,739)	(2,972)	(3,806)	5,816
Comprehensive (loss) income	$(15,058)	$3,216	$(27,954)	$18,571

Blackbaud, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
(dollars in thousands)	2022	2021
Cash flows from operating activities
Net (loss) income	$(24,148)	$12,755
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	76,606	60,484
Provision for credit losses and sales returns	4,374	7,992
Stock-based compensation expense	83,659	89,480
Deferred taxes	(21,672)	400
Amortization of deferred financing costs and discount	1,827	1,234
Other non-cash adjustments	5,677	(527)
Changes in operating assets and liabilities, net of acquisition and disposal of businesses:
Accounts receivable	9,998	(18,779)
Prepaid expenses and other assets	22,246	(14,169)
Trade accounts payable	14,435	10,728
Accrued expenses and other liabilities	(7,028)	2,790
Deferred revenue	23,832	17,400
Net cash provided by operating activities	189,806	169,788
Cash flows from investing activities
Purchase of property and equipment	(10,512)	(8,332)
Capitalized software and content development costs	(42,757)	(29,661)
Purchase of net assets of acquired companies, net of cash and restricted cash acquired	(20,945)	—
Cash received in sale of business	6,426	—
Net cash used in investing activities	(67,788)	(37,993)
Cash flows from financing activities
Proceeds from issuance of debt	126,900	128,300
Payments on debt	(229,442)	(131,272)
Stock issuance costs	(1,205)	—
Employee taxes paid for withheld shares upon equity award settlement	(36,057)	(39,012)
Change in due to customers	(243,109)	(386,973)
Change in customer funds receivable	(1,291)	(5,838)
Purchase of treasury stock	—	(98,353)
Net cash used in financing activities	(384,204)	(533,148)
Effect of exchange rate on cash, cash equivalents and restricted cash	(14,235)	97
Net decrease in cash, cash equivalents and restricted cash	(276,421)	(401,256)
Cash, cash equivalents and restricted cash, beginning of period	651,762	644,969
Cash, cash equivalents and restricted cash, end of period	$375,341	$243,713
The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheets that sum to the total of the same such amounts shown above in the consolidated statements of cash flows:

(dollars in thousands)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$31,413	$55,146
Restricted cash	343,928	596,616
Total cash, cash equivalents and restricted cash in the statement of cash flows	$375,341	$651,762

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

(dollars in thousands, except per share amounts)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP Revenue	$261,297	$231,218	$783,348	$679,849

GAAP gross profit	$140,360	$123,537	$413,442	$360,713
GAAP gross margin	53.7%	53.4%	52.8%	53.1%
Non-GAAP adjustments:
Add: Stock-based compensation expense	3,414	4,263	11,327	14,858
Add: Amortization of intangibles from business combinations	11,913	8,595	36,806	26,603
Add: Employee severance	(33)	14	348	29
Subtotal	15,294	12,872	48,481	41,490
Non-GAAP gross profit	$155,654	$136,409	$461,923	$402,203
Non-GAAP gross margin	59.6%	59.0%	59.0%	59.2%

GAAP (loss) income from operations	$(7,012)	$11,846	$(12,937)	$31,533
GAAP operating margin	(2.7)%	5.1%	(1.7)%	4.6%
Non-GAAP adjustments:
Add: Stock-based compensation expense	27,945	28,926	83,659	89,480
Add: Amortization of intangibles from business combinations	12,560	9,153	39,069	28,277
Add: Employee severance	232	68	694	1,510
Add: Acquisition and disposition-related costs(1)	2,456	50	5,705	81
Add: Restructuring and other real estate activities	—	(420)	71	(413)
Add: Security Incident-related costs, net of insurance(2)	13,658	851	29,207	1,322
Add: Impairment of capitalized software development costs	—	—	2,263	—
Subtotal	56,851	38,628	160,668	120,257
Non-GAAP income from operations	$49,839	$50,474	$147,731	$151,790
Non-GAAP operating margin	19.1%	21.8%	18.9%	22.3%

GAAP (loss) income before (benefit) provision for income taxes	$(11,895)	$8,705	$(30,141)	$17,701
GAAP net (loss) income	$(10,319)	$6,188	$(24,148)	$12,755

Shares used in computing GAAP diluted (loss) earnings per share	51,692,152	48,274,072	51,519,340	48,259,956
GAAP diluted (loss) earnings per share	$(0.20)	$0.13	$(0.47)	$0.26

Non-GAAP adjustments:
Add: GAAP income tax (benefit) provision	(1,576)	2,517	(5,993)	4,946
Add: Total non-GAAP adjustments affecting income from operations	56,851	38,628	160,668	120,257
Non-GAAP income before provision for income taxes	44,956	47,333	130,527	137,958
Assumed non-GAAP income tax provision(3)	8,991	9,467	26,105	27,592
Non-GAAP net income	$35,965	$37,866	$104,422	$110,366

Shares used in computing non-GAAP diluted earnings per share	52,362,781	48,274,072	51,985,207	48,259,956
Non-GAAP diluted earnings per share	$0.69	$0.78	$2.01	$2.29
(1)Includes a $2.0 million noncash impairment of certain intangible assets held for sale during the nine months ended September 30, 2022.
(2)Includes Security Incident-related costs incurred during the three and nine months ended September 30, 2022 of $13.7 million and $31.1 million, respectively, net of probable insurance recoveries during the same periods of $— million and $1.9 million, respectively, and during the three and nine months ended September 30, 2021 of $11.4 million and $35.9 million, respectively, net of probable insurance recoveries during the same periods of $10.6 million and $34.6 million, respectively. Recorded expenses consisted primarily of payments to third-party service providers and consultants, including legal fees, as well as settlements of customer claims and accruals for certain loss contingencies. Not included in this adjustment were costs associated with enhancements to our cybersecurity program. For full year 2022, we currently expect net pre-tax expense of approximately $30 million to $35 million for ongoing legal fees related to the Security Incident. In line with our policy, legal fees, are expensed as incurred. For full year 2022, we currently expect net cash outlays of approximately $15 million to $25 million for ongoing legal fees related to the Security Incident. There are some Security Incident-related matters for which we have not recorded a liability for a loss contingency as of September 30, 2022 because we are unable at this time to reasonably estimate the possible loss or range of loss.
(3)Blackbaud applies a non-GAAP effective tax rate of 20.0% when calculating non-GAAP net income and non-GAAP diluted earnings per share.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP revenue	$261,297	$231,218	$783,348	$679,849
GAAP revenue growth	13.0%		15.2%
Add: Non-GAAP acquisition-related revenue(1)	—	25,986	—	77,056
Less: Non-GAAP revenue from divested businesses(2)	—	(350)	—	(350)
Total Non-GAAP adjustments	—	25,636	—	76,706
Non-GAAP organic revenue(3)	$261,297	$256,854	$783,348	$756,555
Non-GAAP organic revenue growth	1.7%		3.5%

Non-GAAP organic revenue(3)	$261,297	$256,854	$783,348	$756,555
Foreign currency impact on non-GAAP organic revenue(4)	4,897	—	8,714	—
Non-GAAP organic revenue on constant currency basis(4)	$266,194	$256,854	$792,062	$756,555
Non-GAAP organic revenue growth on constant currency basis	3.6%		4.7%

GAAP recurring revenue	$249,387	$218,530	$746,560	$642,266
GAAP recurring revenue growth	14.1%		16.2%
Add: Non-GAAP acquisition-related revenue(1)	—	22,824	—	68,769
Less: Non-GAAP recurring revenue from divested businesses(2)	—	(348)	—	(348)
Total Non-GAAP adjustments	—	22,476	—	68,421
Non-GAAP organic recurring revenue(3)	$249,387	$241,006	$746,560	$710,687
Non-GAAP organic recurring revenue growth	3.5%		5.0%

Non-GAAP organic recurring revenue(3)	$249,387	$241,006	$746,560	$710,687
Foreign currency impact on non-GAAP organic recurring revenue(4)	4,419	—	7,821	—
Non-GAAP organic recurring revenue on constant currency basis(4)	$253,806	$241,006	$754,381	$710,687
Non-GAAP organic recurring revenue growth on constant currency basis	5.3%		6.1%
(1)Non-GAAP acquisition-related revenue excludes incremental acquisition-related revenue calculated in accordance with GAAP that is attributable to companies acquired in the current fiscal year. For companies acquired in the immediately preceding fiscal year, non-GAAP acquisition-related revenue reflects presentation of full-year incremental non-GAAP revenue derived from such companies, as if they were combined throughout the prior period.
(2)Non-GAAP revenue from divested businesses excludes revenue associated with divested businesses. The exclusion of the prior period revenue is to present the results of the divested business with the results of the combined company for the same period of time in both the prior and current periods.
(3)Non-GAAP organic revenue and non-GAAP organic recurring revenue for the prior year periods presented herein may not agree to non-GAAP organic revenue and non-GAAP organic recurring revenue presented in the respective prior period quarterly financial information solely due to the manner in which non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth are calculated.
(4)To determine non-GAAP organic revenue growth and non-GAAP organic recurring revenue growth on a constant currency basis, revenues from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.

Blackbaud, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (continued)
(Unaudited)

(dollars in thousands)	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
GAAP net (loss) income	$(10,319)	$6,188	$(24,148)	$12,755
Non-GAAP adjustments:
Add: Interest, net	8,666	3,921	25,004	13,860
Add: GAAP income tax (benefit) provision	(1,576)	2,517	(5,993)	4,946
Add: Depreciation	3,519	3,135	10,642	9,486
Add: Amortization of intangibles from business combinations	12,560	9,153	39,069	28,277
Add: Amortization of software and content development costs	9,795	7,986	28,528	24,068
Subtotal	32,964	26,712	97,250	80,637
Non-GAAP EBITDA	$22,645	$32,900	$73,102	$93,392
Non-GAAP EBITDA margin	8.7%		9.3%

Non-GAAP adjustments:
Add: Stock-based compensation expense	27,945	28,926	83,659	89,480
Add: Employee severance	232	68	694	1,510
Add: Acquisition and disposition-related costs(2)	2,456	50	5,705	81
Add: Restructuring and other real estate activities	—	(420)	71	(413)
Add: Security Incident-related costs, net of insurance(2)	13,658	851	29,207	1,322
Add: Impairment of capitalized software development costs	—	—	2,263	—
Subtotal	44,291	29,475	121,599	91,980
Non-GAAP adjusted EBITDA	$66,936	$62,375	$194,701	$185,372
Non-GAAP adjusted EBITDA margin	25.6%		24.9%

Rule of 40(3)	27.3%		28.4%

Non-GAAP adjusted EBITDA	66,936	62,375	194,701	185,372
Foreign currency impact on Non-GAAP adjusted EBITDA(4)	2,827	(1,098)	4,979	(3,328)
Non-GAAP adjusted EBITDA on constant currency basis(4)	$69,763	$61,277	$199,680	$182,044
Non-GAAP adjusted EBITDA margin on constant currency basis	26.2%		25.2%

Rule of 40 on constant currency basis(5)	29.8%		29.9%
(1)Includes amortization expense related to software and content development costs, and amortization expense from capitalized cloud computing implementation costs.
(2)See additional details in the reconciliation of GAAP to Non-GAAP operating income above.
(3)Measured by non-GAAP organic revenue growth plus non-GAAP adjusted EBITDA margin. See Non-GAAP organic revenue growth table above.
(4)To determine non-GAAP adjusted EBITDA on a constant currency basis, non-GAAP adjusted EBITDA from entities reporting in foreign currencies were translated to U.S. Dollars using the comparable prior period's quarterly weighted average foreign currency exchange rates. The primary foreign currencies creating the impact are the Australian Dollar, British Pound, Canadian Dollar and EURO.
(5)Measured by non-GAAP organic revenue growth on constant currency basis plus non-GAAP adjusted EBITDA margin on constant currency basis.

(dollars in thousands)	Nine months ended September 30,
	2022	2021
GAAP net cash provided by operating activities	$189,806	$169,788
Less: purchase of property and equipment	(10,512)	(8,332)
Less: capitalized software and content development costs	(42,757)	(29,661)
Non-GAAP free cash flow	$136,537	$131,795
Add: Security Incident-related cash flows, net of insurance	9,536	4,549
Non-GAAP adjusted free cash flow	$146,073	$136,344